UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2023

ADAPTIMMUNE THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

England and Wales	1-37368	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Jubilee Avenue, Milton Park

Abingdon, Oxfordshire OX14 4RX

United Kingdom

(Address of principal executive offices, including zip code)

(44) 1235 430000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares, each representing 6 Ordinary Shares, par value £0.001 per share	ADAP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2023, Adaptimmune Therapeutics plc (the “Company” or “Adaptimmune”) announced that Kristen Hege, M.D., has been appointed to its Board of Directors (the “Board”), as an independent Non-Executive Director, and Tal Zaks, M.D., Ph.D., will be resigning from the Board. Dr. Hege’s appointment will be effective from November 1, 2023 and Dr. Zaks’ resignation from the Board and Remuneration Committee will be effective from March 31, 2023. His decision to resign was not as a result of any disagreement with the Company or its management. The Board determined that Dr. Hege is an “independent director” under Rule 5605(a)(2) of the Nasdaq Listing Rules.

On February 15, 2023, the Company entered into a letter of appointment with Dr. Hege (the “Letter of Appointment”). Under the terms of the Letter of Appointment, effective November 1, 2023, Dr. Hege will receive compensation as of the effective date of her appointment in accordance with the Company’s non-executive director remuneration policy.

On or around November 1, 2023 or such other date as the Board may determine and subject to the rules of the relevant equity plan and any applicable legal or regulatory requirements, Dr. Hege will be awarded market value options to acquire ordinary shares in the Company on the condition that, at the time of the award of such share options, Dr. Hege continues to serve as a non-executive director. In addition, effective from November 1, 2023, Dr. Hege will be eligible to receive fees for her service as a non-executive director set at the usual rate provided for in the Company’s compensation package for non-executive directors, payable monthly in arrears and subject to the deduction of applicable taxes and social security payments, or may elect to waive the fees and receive an additional grant of share options of equivalent value to the fees. All share options awarded will vest as to 25% on the first anniversary of the date they are granted and the remaining 75% will vest in monthly instalments over the following two years. The share options will have an exercise price per ordinary share of not less than one sixth of the closing trading price of the Company’s American Depositary Shares on the last business day prior to the date of grant, translated from USD to GBP.

There are no family relationships between Dr. Hege and any director or executive officer of the Company, and the Company has not entered into any transactions with Dr.Hege that are reportable pursuant to Item 404(a) of Regulation S-K. Except as described above, there are no arrangements or understandings between Dr. Hege and any other persons pursuant to which she was selected as a director.

The foregoing summary of the Appointment Letter is qualified in its entirety by reference to the complete text of the Appointment Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On February 16, 2023, the Company issued a press release announcing the appointment of Dr. Hege to the Board and the planned resignation of Dr. Zaks. The press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description of Exhibit

10.1	Letter of Appointment dated February 15, 2023 between Adaptimmune Therapeutics plc and Kristen Hege and effective from November 1, 2023.

99.1	Press release dated February 16, 2023.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADAPTIMMUNE THERAPEUTICS PLC

Date: February 16, 2023	By:	/s/ Margaret Henry
		Name:	Margaret Henry
		Title:	Corporate Secretary